UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 12, 2016

Fabrinet

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34775	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue

George Town

Grand Cayman

KY1-9005

Cayman Islands

(Address of principal executive offices, including zip code)

+66 2-524-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal 2017 Salaries

On August 12, 2016, the Compensation Committee of the board of directors of Fabrinet (the “Company”) approved increases to the annual base salaries of the Company’s named executive officers as set forth below. Such salary increases are deemed effective as of June 25, 2016, the first day of the Company’s fiscal year ending June 30, 2017 (“fiscal 2017”).

Name	Title	Previous Annual Base Salary	Current Annual Base Salary	Change
David T. Mitchell	Chief Executive Officer and Chairman of the Board of Directors	$700,000	$900,000	28.6%
Dr. Harpal Gill	President and Chief Operating Officer of Fabrinet USA, Inc.; Executive Vice President, Operations of Fabrinet Co., Ltd.	$750,000	$900,000	20.0%
Toh-Seng Ng	Executive Vice President, Chief Financial Officer of Fabrinet USA, Inc.	$500,000	$600,000	20.0%

Fiscal 2017 Executive Incentive Plan

On August 12, 2016, the Compensation Committee adopted an executive incentive plan (the “Bonus Plan”) for fiscal 2017. The Bonus Plan is an incentive program designed to motivate participants to achieve the Company’s financial and other performance objectives, and to reward them for their achievements when those objectives are met. All of the Company’s executive officers pursuant to Section 16 of the Securities Exchange Act of 1934 are eligible to participate in the Bonus Plan (individually, a “Participant,” and collectively, the “Participants”). The Bonus Plan provides for a target bonus amount, as set forth in the table below. The maximum bonus that a Participant may receive under the Bonus Plan is such Participant’s target bonus.

Named Executive Officer	Fiscal 2017 Target Bonus
David T. Mitchell	$1,600,000
Dr. Harpal Gill	$1,100,000
Toh-Seng Ng	$750,000

The amount of bonus actually paid to a Participant will be based 50% on achievement of a fiscal 2017 revenue target and 50% on achievement of a fiscal 2017 gross margin target. As achievement of each financial target is considered independently from the other, the Company must meet a threshold for each factor in order for a Participant to receive any credit for that factor. If the Company achieves 100% or more of a target financial metric, bonuses would be paid out at 100% of target with respect to that financial metric component. If the Company achieves approximately 91.7% of the fiscal 2017 revenue target or approximately 95.8% of the fiscal 2017 gross margin target, bonuses would be paid out at 50% of target with respect to that financial metric component. Achievement of the fiscal 2017 revenue target at a level between approximately 91.7% and 100% will result in a bonus amount for that metric that is scaled in a linear fashion. Achievement of the fiscal 2017 gross margin target at a level between approximately 95.8% and 100% will result in a bonus amount for that metric that is scaled in a linear fashion.

Equity Award Grants

On August 12, 2016, the Compensation Committee approved the grant, effective as of August 18, 2016 (the “Grant Date”), of the following dollar value of restricted share units (“RSUs”), performance share units (“PSUs”) and “stretch” PSUs (“Stretch PSUs”) to the Company’s named executive officers as a component of their fiscal 2017 compensation:

Executive Officer	Grant Date Value of RSUs	Grant Date Value of PSUs	Grant Date Value of Stretch PSUs
David T. Mitchell	$2,500,000	$2,500,000	$2,500,000
Dr. Harpal Gill	$1,000,000	$1,000,000	$1,000,000
Toh-Seng Ng	$850,000	$850,000	$850,000

The RSUs will vest in equal annual installments over a period of three years on the anniversary date of the Grant Date, subject to the individual’s continued service with the Company through each such vesting date.

The PSUs will vest, if at all, following a 2-year performance period, on the date the Compensation Committee certifies achievement of the performance criteria set forth below, subject to the individual’s continued service with the Company through such vesting date. Vesting of the PSUs will be based 50% on achievement of a cumulative fiscal 2017 and fiscal 2018 revenue target (the “PSU Revenue Target”) and 50% on achievement of a cumulative fiscal 2017 and fiscal 2018 gross margin target (the “PSU GM Target”). As achievement of each financial target is considered independently from the other, the Company must meet a threshold for each factor in order for an individual to receive any credit for that factor. If the Company achieves 100% or more of a target financial metric, the PSUs will vest at 100% of target with respect to that financial metric component. Achievement of the PSU Revenue Target at a level between approximately 92.0% and 100% will result in a number of shares vesting for that metric that is scaled from 0% to 100% in a linear fashion. Achievement of the PSU GM Target at a level between approximately 97.4% and 100% will result in a number of shares vesting for that metric that is scaled from 0% to 100% in a linear fashion.

The Stretch PSUs will vest, if at all, following a 2-year performance period, on the date the Compensation Committee certifies achievement of the performance criteria set forth below, subject to the individual’s continued service with the Company through such vesting date. Vesting of the Stretch PSUs will be based 50% on achievement of a cumulative fiscal 2017 and fiscal 2018 revenue target that is higher than the PSU Revenue Target (the “Stretch PSU Revenue Target”) and 50% on achievement of a cumulative fiscal 2017 and fiscal 2018 gross margin target that is higher than the PSU GM Target (the “Stretch PSU GM Target”). As achievement of each financial target is considered independently from the other, the Company must meet a threshold for each factor in order for an individual to receive any credit for that factor. If the Company achieves 100% or more of a target financial metric, the Stretch PSUs will vest at 100% of target with respect to that financial metric component. Achievement of the Stretch PSU Revenue Target at a level between the PSU Revenue Target and 100% will result in a number of shares vesting for that metric that is scaled from 0% to 100% in a linear fashion. Achievement of the Stretch PSU GM Target at a level between the PSU GM Target and 100% will result in a number of shares vesting for that metric that is scaled from 0% to 100% in a linear fashion.

In connection with such PSU and Stretch PSU grants, the Compensation Committee approved a form of performance share unit agreement for use under the Company’s 2010 Performance Incentive Plan. The form of performance share unit agreement will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2016.

Amendment of Employment Arrangements

On August 12, 2016, (i) the Company and David T. Mitchell entered into an amendment (the “Mitchell Amendment”) to Mr. Mitchell’s amended and restated employment agreement, dated May 25, 2015, (ii) Fabrinet USA, Inc. (“FUSA”), a wholly-owned subsidiary of the Company, and Harpal Gill entered into an amendment (the “Gill Amendment”) to Dr. Gill’s amended and restated offer letter of employment, dated February 5, 2015, and (iii) FUSA and Toh-Seng Ng entered into an amendment (the “Ng Amendment”) to Mr. Ng’s amended and restated offer letter of employment, dated February 5, 2015.

The Mitchell Amendment (i) removes the provision requiring that restricted share units granted to Mr. Mitchell after February 20, 2017 vest over a period of no longer than two years following the applicable date of grant and (ii) amends the vesting acceleration provisions to limit such provisions to (a) equity-based awards granted to Mr. Mitchell prior to August 2016 and (b) the restricted share units granted to Mr. Mitchell in August 2016 pursuant to the Company’s Fiscal 2016 Long-Term Equity Plan as a result of the Compensation Committee’s determination that the applicable fiscal year 2016 performance criteria had been achieved.

The Gill Amendment amends the vesting acceleration provisions to limit such provisions to (i) equity-based awards granted to Dr. Gill prior to August 2016 and (ii) the restricted share units granted to Dr. Gill in August 2016 pursuant to the Company’s Fiscal 2016 Long-Term Equity Plan as a result of the Compensation Committee’s determination that the applicable fiscal year 2016 performance criteria had been achieved.

The Ng Amendment amends the vesting acceleration provisions to limit such provisions to (i) equity-based awards granted to Mr. Ng prior to August 2016 and (ii) the restricted share units granted to Mr. Ng in August 2016 pursuant to the Company’s Fiscal 2016 Long-Term Equity Plan as a result of the Compensation Committee’s determination that the applicable fiscal year 2016 performance criteria had been achieved.

The descriptions of the Mitchell Amendment, the Gill Amendment and the Ng Amendment are qualified in their entirety by reference to the Mitchell Amendment, the Gill Amendment and the Ng Amendment, respectively, each of which is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated August 12, 2016, between Fabrinet and David T. Mitchell

10.2	Letter Agreement, dated August 12, 2016, between Fabrinet USA, Inc. and Harpal Gill

10.3	Letter Agreement, dated August 12, 2016, between Fabrinet USA, Inc. and Toh-Seng Ng

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FABRINET

By:	/s/ Toh-Seng Ng
Toh-Seng Ng Executive Vice President, Chief Financial Officer

Date: August 18, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated August 12, 2016, between Fabrinet and David T. Mitchell

10.2	Letter Agreement, dated August 12, 2016, between Fabrinet USA, Inc. and Harpal Gill

10.3	Letter Agreement, dated August 12, 2016, between Fabrinet USA, Inc. and Toh-Seng Ng